Exhibit 10.2

AGREEMENT

AGREEMENT dated this 28 day of February 2007, by and between Outsiders Entertainment, Inc. (hereinafter “OUTSIDERS”), a Delaware Corporation, with offices located at 153 West 27th Street, New York, New York 100001-6203, Brian D. Wolff, President of OUTSIDERS and Gary B. Wolff, P.C., counsel to OUTSIDERS, with offices located at 805 Third Avenue, New York, New York.

WHEREAS, OUTSIDERS is about to  file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses approximating  eighteen thousand  ($18,000) dollars  of which five thousand ($5,000) dollars are indicated as legal fees and expenses; and

WHEREAS, OUTSIDERS has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the OUTSIDERS’ prospectus, OUTSIDERS’ President agrees to loan OUTSIDERS the funds to cover the balance of outstanding professional and related fees relating to OUTSIDERS’ prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when OUTSIDERS has the financial resources to do so.

Gary B. Wolff, P.C., OUTSIDERS’ counsel, by signing this Agreement, agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 28 day of February 2007.

OUTSIDERS ENTERTAINMENT, INC.

By: /s/ Brian D. Wolff

Brian D. Wolff, President

By: /s/ Brian D. Wolff

Brian D. Wolff, Individually

GARY B. WOLFF, P.C.

By: /s/ Gary B Wolff

Gary B. Wolff, President

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